Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 Employee Stock Purchase Plan of Cepheid of our reports dated February 29, 2008, with respect to the consolidated financial statements and schedule and the effectiveness of internal control over financial reporting of Cepheid included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

January 30, 2009